UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 19, 2016

Acorda Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-50513	13-3831168
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

420 Saw Mill River Road, Ardsley, NY	10502
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (914) 347-4300

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☒	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

Combination Agreement

On January 19, 2016, Acorda Therapeutics, Inc., a Delaware corporation (“Acorda”), entered into a Combination Agreement (the “Combination Agreement”) with Biotie Therapies Corp. (“Biotie”). Pursuant to the terms of the Combination Agreement, Acorda will offer to acquire all of the outstanding shares, American Depositary Shares (“ADS”), options, restricted unit awards and warrants (collectively, the “Equity Interests”) in Biotie through a public tender offer (the “Tender Offer”), and, if necessary, through subsequent compulsory redemption proceedings in accordance with the Finnish Companies Act (together with the Tender Offer, the “Transaction”).

Pursuant to the terms and conditions of the Combination Agreement, the consideration offered by Acorda for all issued and outstanding shares, ADSs, options, restricted unit awards and warrants of Biotie in the Transaction is (i) EUR 0.2946 in cash per share, (ii) EUR 23.5680 in cash per ADS, (iii) various prices for the options and restricted unit awards depending on their exercise price and (iv) EUR 0.1664 in cash per warrant, representing an aggregate equity purchase price of approximately EUR 334 million (or approximately $363 million) based on the average exchange rate from the last 5 trading days to January 15, 2016 of 1.0864 USD to 1.00 EUR.

The consummation of the Transaction is subject to certain customary conditions, including, among others, (i) the valid tender to (or other acquisition by) Acorda of at least 90 percent of the issued and outstanding shares and voting rights of Biotie on a fully diluted basis, (ii) the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act and (iii) the Combination Agreement not having been terminated.

Consummation of the Transaction is not conditioned on Acorda’s receipt of any financing. The consummation of the Tender Offer is expected to occur in the first or second quarter of 2016 and the consummation of the Transaction is expected to occur in the third quarter of 2016.

Each of Acorda and Biotie has made customary representations and warranties in the Combination Agreement.

The Combination Agreement includes certain customary termination provisions. In particular, the Combination Agreement may be terminated with immediate effect at any time prior to closing (i) by Biotie if Biotie’s board of directors has cancelled or changed its recommendation concerning the Transaction in compliance with the provisions of the Combination Agreement, (ii) by Acorda if Biotie’s board of directors has cancelled or changed its recommendation concerning the Transaction in a manner detrimental to Acorda or (iii) by either party if the closing of the Transaction has not occurred by June 19, 2016 (except where the failure of the transaction to close by such date resulted from such party’s breach of the Combination Agreement). The Combination Agreement also provides for Biotie to pay to Acorda a termination fee of USD 4,500,000 as compensation for Acorda’s reasonable costs if the Combination Agreement is, as a result of a competing offer or competing proposal, terminated by Biotie or Acorda in connection with a cancellation or change of the recommendation of Biotie’s board of directors concerning the transaction.

The Combination Agreement is governed by and construed in accordance with the laws of Finland.

Certain Biotie shareholders and ADS holders representing in total approximately 59 percent of the outstanding shares and votes (on a fully diluted basis) in Biotie have subject to certain customary conditions irrevocably undertaken to accept the Tender Offer. This includes all the holders of Biotie warrants and members of the management team of Biotie, who have subject to certain customary conditions irrevocably undertaken to tender their equity instruments into the Tender Offer. Each of the undertakings will terminate upon certain customary termination events, including in the event the Combination Agreement is terminated.

The foregoing description of the Combination Agreement and the transactions contemplated thereby is not complete and is subject to and qualified in its entirety by reference to the Combination Agreement, a copy of which is attached hereto as Exhibit 2.1 and the terms of which are incorporated herein by reference. The Combination Agreement has been included to provide investors and securityholders with information regarding its terms. It is not intended to be a source of financial, business or operational information, or provide any other factual information, about Acorda, Biotie or their respective subsidiaries or affiliates. The representations, warranties and covenants contained in the Combination Agreement are made only for purposes of such agreement; are as of specific dates; are solely for the benefit of the parties thereto (except as specifically set forth therein); may be subject to limitations agreed upon by the parties thereto, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties, instead of establishing these matters as facts; and may be subject to standards of materiality and knowledge applicable to the contracting parties that differ from those applicable to investors. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of Acorda or Biotie or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Combination Agreement, which subsequent information may or may not be fully reflected in Acorda’s public disclosures or public disclosures concerning Biotie.

A copy of the press release issued by Acorda announcing the Transaction is attached as Exhibit 99.1 to this Current Report on Form 8-K, and incorporated by reference into this Item.

Item 7.01 Regulation FD Disclosure

Private Placement

Acorda also announced that it has entered into an agreement to issue $75 million of its common stock (the “Shares”) in a private placement transaction exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”). Acorda intends to use the net proceeds from the issuance of the Shares to fund, in part, the acquisition of Biotie described above. Completion of the issuance of the Shares is not contingent upon the consummation of the acquisition of Biotie or the terms of the acquisition. If the acquisition of Biotie is not consummated for any reason, Acorda will use all of the net proceeds from the issuance of the Shares for general corporate purposes.

The Shares will not be registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent an effective registration statement or an applicable exemption from registration requirements or a transaction not subject to the registration requirements of the Securities Act or any state securities laws.

A copy of the press release issued by Acorda announcing the private placement is attached as Exhibit 99.1 to this Current Report on Form 8-K, and incorporated by reference into this Item. The attached press release was issued pursuant to Rule 135(c) under the Securities Act and shall not constitute an offer to sell or the solicitation of an offer to buy any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering, solicitation or sale would be unlawful.

Asset Based Revolving Credit Commitment

In addition, Acorda announced that it has received a commitment from JPMorgan Chase Bank N.A. for a $60 million asset based revolving credit agreement which will be secured by its assets and the assets of its domestic subsidiaries. Availability under the facility will be based on the accounts receivable, inventory and certain machinery and equipment of Acorda and its domestic subsidiaries, and the closing of the facility is subject to customary conditions, including the negotiation and execution of definitive documentation.

A copy of the press release issued by Acorda announcing the asset based revolving credit commitment is attached as Exhibit 99.1 to this Current Report on Form 8-K, and incorporated by reference into this Item.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

2.1	Combination Agreement, dated as of January 19, 2016, by and among Acorda Therapeutics, Inc. and Biotie*

99.1	Press Release dated January 19, 2016

*	Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Acorda agrees to furnish supplementally to the Securities and Exchange Commission a copy of any omitted schedule upon request.

Forward Looking Statements

This Current Report on Form 8-K includes forward-looking statements. All statements, other than statements of historical facts, regarding management’s expectations, beliefs, goals, plans or prospects should be considered forward-looking. These statements are subject to risks and uncertainties that could cause actual results to differ materially, including the ability to complete the Transaction on a timely basis or at all; the ability to realize the benefits anticipated to be realized by the Transaction and the Civitas transaction; the ability to successfully integrate Biotie’s operations and Civitas’ operations, respectively, into Acorda’s operations; Acorda may need to raise additional funds to finance Acorda’s expanded operations and may not be able to do so on acceptable terms; Acorda’s ability to successfully market and sell Ampyra in the U.S.; third party payers (including governmental agencies) may not reimburse for the use of Ampyra or Acorda’s other products at acceptable rates or at all and may impose restrictive prior authorization requirements that limit or block prescriptions; the risk of unfavorable results from future studies of Ampyra or from Acorda’s other research and development programs, including CVT-301, Plumiaz, or any other acquired or in-licensed programs; we may not be able to complete development of, obtain regulatory approval for, or successfully market CVT-301, Plumiaz, or any other products under development; the occurrence of adverse safety events with Acorda’s products; delays in obtaining or failure to obtain regulatory approval of or to successfully market Fampyra outside of the U.S. and Acorda’s dependence on Acorda’s collaboration partner Biogen in connection therewith; competition; failure to protect Acorda’s intellectual property, to defend against the intellectual property claims of others or to obtain third party intellectual property licenses needed for the commercialization of Acorda’s products; and, failure to comply with regulatory requirements could result in adverse action by regulatory agencies. In addition, the compounds being acquired from Biotie are subject to all the risks inherent in the drug development process, and there can be no assurance that these compounds will receive regulatory approval or be commercially successful. These and other risks are described in greater detail in Acorda’s filings with the Securities and Exchange Commission. Acorda may not actually achieve the goals or plans described in its forward-looking statements, and investors should not place undue reliance on these statements. Forward-looking statements made in this Current Report on Form 8-K are made only as of the date hereof, and Acorda disclaims any intent or obligation to update any forward-looking statements as a result of developments occurring after the date of this Current Report on Form 8-K.

Additional Information

The tender offer described in this Current Report on Form 8-K has not yet commenced, and this Current Report on Form 8-K is neither an offer to purchase nor a solicitation of an offer to sell securities. At the time the tender offer is commenced, Acorda will file, or will cause a new wholly owned subsidiary to file, with the SEC a tender offer statement on Schedule TO. Investors and holders of Biotie Equity Interests are strongly advised to read the tender offer statement (including an offer to purchase, letter of transmittal and related tender offer documents) and the related solicitation/recommendation statement on Schedule 14D-9 that will be filed by Biotie with the SEC, because they will contain important information. These documents will be available at no charge on the SEC’s website at www.sec.gov upon the commencement of the tender offer. In addition, a copy of the offer to purchase, letter of transmittal and other related tender offer documents (once they become available) may be obtained free of charge by directing a request to Acorda at www.Acorda.com or Office of the Corporate Secretary, 420 Saw Mill River Road, Ardsley, New York 10502.

In addition to the offer to purchase, the related letter of transmittal and certain other offer documents, as well as the solicitation/recommendation statement, Acorda files annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information filed by Acorda at the SEC public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Acorda’s filings with the SEC are also available to the public from commercial document-retrieval services and at the website maintained by the SEC at www.sec.gov.

THE OFFER WILL NOT BE MADE DIRECTLY OR INDIRECTLY IN ANY JURISDICTION WHERE EITHER AN OFFER OR PARTICIPATION THEREIN IS PROHIBITED BY APPLICABLE LAW OR WHERE ANY TENDER OFFER DOCUMENT OR REGISTRATION OR OTHER REQUIREMENTS WOULD APPLY IN ADDITION TO THOSE UNDERTAKEN IN FINLAND AND THE UNITED STATES.

IN ADDITION, THE TENDER OFFER DOCUMENTS, THIS CURRENT REPORT ON FORM 8-K AND RELATED MATERIALS AND ACCEPTANCE FORMS WILL NOT AND MAY NOT BE DISTRIBUTED, FORWARDED OR TRANSMITTED INTO OR FROM ANY JURISDICTION WHERE PROHIBITED BY APPLICABLE LAW. IN PARTICULAR, THE TENDER OFFER IS NOT BEING MADE, DIRECTLY OR INDIRECTLY, IN OR INTO, CANADA, JAPAN, AUSTRALIA, SOUTH AFRICA OR HONG KONG. THE TENDER OFFER CANNOT BE ACCEPTED BY ANY SUCH USE, MEANS OR INSTRUMENTALITY OR FROM WITHIN CANADA, JAPAN, AUSTRALIA, SOUTH AFRICA OR HONG KONG.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Acorda Therapeutics, Inc.

January 19, 2016	By:	/s/ Michael Rogers
Name: Michael Rogers
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

2.1	Combination Agreement, dated as of January 19, 2016, by and among Acorda Therapeutics, Inc. and Biotie.

99.1	Press Release dated January 19, 2016

*	Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Acorda agrees to furnish supplementally to the Securities and Exchange Commission a copy of any omitted schedule upon request.